EXHIBIT 99.36

May 6, 2009

Via Overnight Mail

Ms. Marlea J. Applegate
Acting Supervisor
U.S. Equal Employment Opportunity Commission
Indianapolis District Office
101 West Ohio Street
Suite 1900
Indianapolis, IN  46204

        Re:   Klinger v. EDCI Holdings, Inc., et al.
             EEOC Charge No. 470-2009-02372

Dear Ms. Applegate:

This firm represents respondents EDCI Holdings, Inc., (“EDCI”), Entertainment Distribution Company, LLC (“EDC LLC”), and Entertainment Distribution (USA) LLC (“EDC USA”) (collectively, “Respondents”) in the referenced matter.  Respondents submit this Position Statement in opposition to the Charge of Discrimination filed on or about April 23, 2009 by Mr. Michael Klinger (the “Charge”).1

EDCI, together with its subsidiaries, is a multi-national company that is seeking to enhance stockholder value by pursuing acquisition opportunities, while continuing to oversee its majority investment in EDC LLC, which provides CD and DVD replication and logistics services through EDC USA in the United States, and through other subsidiaries in Western Europe.  Because the market for EDC LLC’s products are in a secular decline, EDC USA is engaged in restructurings that include facility closings and personnel lay-offs. In the aggregate, Respondents employed over 1,100 employees on December 31, 2008.

In the Charge, Klinger, the former Chief Financial Officer (“CFO”) for EDCI Holdings, Inc., alleges that he was the victim of age discrimination and retaliation.  Klinger’s charges are briefly summarized below:

1 For the Commission’s convenience, a copy of Klinger’s Charge is attached as Exhibit A.  EDCI does not waive any claims and defenses that are not specifically set forth herein, and reserves the right to assert such claims and defenses at a later date as may be necessary.

Ms. Marlea J. Applegate
May 6, 2009

I.           Klinger claims Respondents terminated his employment, withheld severance pay and benefits owed to him, and curtailed his responsibilities and duties because of his age and in retaliation for his complaints of age discrimination.

II.           Klinger claims, as the basis for the alleged retaliation, that he complained to “the person responsible for human resources functions” and to unnamed “multiple management level employees” that the Respondents were getting rid of older and higher paid employees.

III.             Klinger claims that his termination was part of a recent pattern in which the Respondents have terminated older employees with contractual rights to severance pay and benefits, and have wrongfully withheld payment of severance pay and benefits to those older employees, while younger workers subject to termination have received severance pay and benefits.

Klinger’s charges of discrimination and retaliation are entirely without merit.  Respondents address each of these charges with particularity below.

In fact, this is not a case about discrimination.  Rather, it is about Klinger’s attempt to retaliate against EDCI for terminating his employment with “Cause” and filing a federal complaint against him.  EDCI terminated Klinger’s employment with Cause (as defined in the Klinger CFO Employment Agreement discussed below) on April 14, 2009.  EDCI  commenced a federal action against Klinger on April 17, 2009, for, among other things, his breaches of his fiduciary duty to Respondents (the “Klinger ERISA Complaint”) and a declaratory judgment that, pursuant to the Klinger CFO Employment Agreement, the circumstances of the termination of Klinger’s employment constitute Cause.  A copy of the Klinger ERISA Complaint is attached as Exhibit B.  A courtesy copy of the complaint was provided to Klinger’s counsel on April 17, 2009.  A copy of the complaint also was left at Klinger’s home address on April 21.2  Two days later, Klinger filed the present Charge of Discrimination.

Klinger’s filing of the Charge is simply his opening salvo in his attempt to retaliate against Respondents, and transform what is an ordinary employment dispute, essentially a contract interpretation issue, into a complaint of discrimination.  Klinger’s after-the-fact accusations of discrimination and retaliation are nothing more than transparent attempts to gain the upper hand, and fire back at Respondents.  Indeed, as set forth fully below, there is no evidence of any kind to support Klinger’s baseless accusations, and the Charge should be dismissed in its entirety.

2 Personal service on Klinger was accomplished on April 23, 2009.

Ms. Marlea J. Applegate
May 6, 2009

I.	Klinger Was Not the Victim of Discrimination or Retaliation

Klinger claims Respondents terminated his employment, withheld severance pay and benefits owed to him, and curtailed his responsibilities and duties because of his age and in retaliation for his complaints of age discrimination.

A.	Klinger’s Employment History with Respondents Demonstrates a Record of Promotions and Increased Responsibility

Klinger was an employee of Respondents for less than 4 years.  EDCI acquired the assets constituting EDC LLC on May 31, 2005 from Universal Music Group.  In the United States, the acquisition was made through EDC LLC and EDC USA, both newly formed limited liability companies.  EDC USA’s sole member is EDC LLC.  EDCI indirectly owns 98% of EDC LLC’s limited liability units.

In Klinger’s first 2 ½ years as an employee, Respondents raised his salary  from $109,600 to $180,000 – hardly the actions of an employer with any discriminatory animus.

●
In connection with the May 31, 2005 acquisition, Klinger became an employee of EDC USA with the title of Director, Business Operations, reporting to the Chief Operating Officer (“COO”) and CFO of EDC LLC.  Klinger’s annual salary at that time (May 2005) was $109,600.

●	Effective September 5, 2005, Klinger received a 7% merit salary increase which brought his salary to $117,270.

●	Then, effective October 31, 2005, Klinger received a further 28% salary increase, to an annual salary of $150,000, in connection with his promotion to Vice President of Finance of EDC USA.

●
On December 28, 2008, Klinger received a further 20% salary increase, which brought his annual salary to $180,000.  At the same time, Klinger was provided the contractual right to a $60,000 “stay bonus” if he remained an employee through October 31, 2008.

Klinger’s final promotion was the most important in terms of responsibilities and compensation, and is further evidence of the lack of any discriminatory animus.

●
Klinger was appointed Executive Vice President, CFO and Treasurer of EDCI commencing on September 19, 2008.  His responsibilities included acting as the most senior financial officer for all of EDCI’s wholly-owned and majority-owned subsidiaries, including EDC LLC and EDC USA.

Ms. Marlea J. Applegate
May 6, 2009

●
An October 3, 2008 “Letter Agreement” between EDCI and Klinger (the “Klinger CFO Employment Agreement”) provided Klinger with a further 39% increase in annual salary to $250,000. A copy of the Klinger CFO Employment Agreement is attached as Exhibit C.

●
Klinger was also provided with certain contractual severance rights.  The Klinger CFO Employment Agreement provided that the termination of Klinger’s employment by EDCI without Cause, or by Klinger with “Good Reason” (as defined below), would entitle Klinger to contractual severance payments equal to his base annual salary plus certain other benefits.  Conversely, the termination of Klinger’s employment by EDCI with Cause, or his resignation without Good Reason, would leave Klinger without any entitlement to such payments.

Mr. Robert L. Chapman, Jr. (at that time a Board Member of EDCI) was a strong proponent of Klinger’s promotion to CFO based on his observations of Klinger’s performance up until that time.

Between March 2006 and November 2008, respondents gave Klinger $148,500 in discretionary and contractual bonuses, again demonstrating the complete absence of any discriminatory animus towards him.  These included: a discretionary bonus of $23,000 in March 2006; a discretionary bonus of $45,500 in April 2007; a discretionary bonus of $20,000 in March 2008; and the payment of the contractual $60,000 “stay bonus” in November 2008.

Klinger’s accusations of age discrimination are belied by the facts above.  In particular, Klinger’s most significant promotion, to Executive Vice President, CFO and Treasurer of EDCI, in September 2008, occurred when Klinger was already 49 years old - - , the same age he was when his employment was terminated seven months later.3  It completely belies logic and common sense to believe that EDCI would promote Klinger at the age of 49, and then terminate his employment seven months later because of his age, which, of course, still was 49.  Such a conclusion would be absurd.  It also is completely erroneous, and unsupported by any evidence whatsoever

B.	Klinger’s Employment Was Terminated by EDCI With Cause Based on a Variety of Performance Deficiencies Identified in Q1 2009

EDCI publicly filed with the Securities and Exchange Commission (the “SEC”) a comprehensive chronology of the events leading to Klinger’s Termination of employment with Cause.

●
As a public company subject to disclosure requirements pursuant to the Securities Exchange Act of 1934, EDCI publicly filed on April 22, 2009 a comprehensive chronology of the events leading up to EDCI’s determination to terminate Mr. Klinger’s employment with Cause.

3 According to the Charge, Klinger’s date of birth is May 9, 1959.

Ms. Marlea J. Applegate
May 6, 2009

●
The initial filing was made in accordance with Item 5.02 of Form 8-K (“Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers”).

●
As EDCI received requests from various of its shareholders for updates on discoveries obtained as a result of an ongoing investigation into Klinger’s past employment (the "Klinger Investigation"), in order to comply with SEC Regulation Fair Disclosure (“Regulation FD”), EDCI responded to such inquiries via an additional Form 8-K on April 30, 2009.

Respondents respectfully request that the EEOC review the body of the EDCI’s April 30, 2009 8-K.  The 8-K provides a comprehensive history of the legitimate, and entirely non-discriminatory grounds for EDCI’s termination of Klinger’s employment with Cause.

●
EDCI has invested significant internal resources in the Klinger Investigation and communicating the results of that investigation to its investors and the SEC, and believes that the comprehensive summary of events will also provide the EEOC with the information it requires in connection with its investigation.

●	A copy of the body of the April 30, 2009 Form 8-K (which includes the text of the April 23 filing) is attached as Exhibit D (the “Klinger Termination With Cause 8-K”).

The Klinger Termination With Cause 8-K also includes extensive exhibits further supporting respondents actions that may be conveniently accessed over the Internet.  The following links will provide direct access to the Index of the Klinger Termination With Cause 8-K that will allow the EEOC easy direct access to any specific exhibits it wishes to review that are referenced in the body of the Klinger Termination With Cause 8-K:

●	Shortcut Link: http://tinyurl.com/ce2bcs (this link redirects directly to the SEC website)

●	Alternatively, the EEOC may access all of EDCI’s filings at:

 http://www.sec.gov/edgar/searchedgar/companysearch.html

And entering as the Company Name “EDCI Holdings”, or the Ticker Symbol “EDCI”.

Ms. Marlea J. Applegate
May 6, 2009

●
If the EEOC would prefer a complete hard copy of the Klinger Termination With Cause 8-K together with all exhibits, please contact Matthew Behrent, (“Mr. Behrent”) Executive Vice President, Corporate Development and Legal Counsel of EDCI and EDC LLC at 212.331.2762, or by email at matt.behrent@edcih.com .

A summary of the key events leading to and supporting the termination of Klinger’s employment by EDCI (an action that was expressly approved by EDCI’s Board of Directors) on April 14, 2009 is presented below.  Exhibits in this section refer to the Exhibits of the Klinger Termination With Cause 8-K that may be accessed as set forth in the prior paragraph.

Klinger legally bound EDC USA to make severance payments of twenty weeks’ pay to 12 employees, which caused EDC USA to incur an unauthorized and thus improper severance expense of approximately $176,000 (the “Double Severance Payments”).

●
Mr. Chapman discovers the Double Severance Payments.  On March 14, 2009, Mr. Chapman discovered that, on January 8, 2009, Klinger, without proper authorization, had legally bound EDC USA to severance payments in violation of the explicit financial limitations of EDC USA’s Severance Pay Policy (the “Severance Pay Policy”) (See Klinger Termination With Cause 8-K Exhibit 99.8) dated just three months earlier on October 3, 2008.

●
The Double Severance Payments violate the terms of the Severance Pay Policy.  The Severance Pay Policy provides that eligible employees may receive severance of one week of pay for each complete year of service, to a maximum of 10 weeks’ pay.  Section 7.1 provides that modifications to the Severance Pay Policy may only be made by a written instrument signed by the President of EDC USA, a requisite that Klinger failed to satisfy.

●
Klinger personally reviewed and approved the Severance Pay Policy, in his capacity as the Respondents’ CFO, yet he nonetheless violated its express terms.  Following the termination of Klinger’s employment, Respondents discovered a series of written communications confirming this.  See Klinger Termination With Cause 8-K Exhibit 99.1 to 99.11, and the related body of the 8-K.

Klinger acknowledged his “actions were wrong” with regard to the Double Severance Payments.

●
Respondents immediately and thoroughly investigated Klinger’s actions.  In March and April 2009, the Respondents thoroughly investigated Klinger’s actions (the “Klinger Investigation”) in connection with the Double Severance Payments and other matters.

Ms. Marlea J. Applegate
May 6, 2009

●
Respondents promptly communicated the results of their investigation to Klinger.  As part of the Klinger Investigation, on March 16, 2009, Mr. Chapman sent written correspondence to Klinger summarizing the discoveries related to the Klinger Investigation into the Double Severance Payments to that date, noting in particular that the Double Severance Payments were a material breach of the Severance Pay Policy Plan by Klinger.  See Klinger Termination With Cause 8-K Exhibit 99.18.

●
On March 17, 2009, Klinger sent written correspondence to Mr. Chapman, in which he confirmed various conclusions of the Klinger Investigation, and acknowledged that his own “actions were wrong.”  See Klinger Termination With Cause 8-K Exhibit 99.19.

Because of the Double Severance Payments and other significant deficiencies in Klinger’s job performance, the Respondents attempted to negotiate a separation agreement with him.

●
Six Month Review and Commencement of Separation Negotiations.  On April 4, 2009, in line with the terms of the Klinger CFO Employment Agreement, Mr. Chapman conducted a telephonic review of Klinger’s first six months’ pay and performance as EDCI’s CFO (the “MWK Six Months Review”).  During the MWK Six Months Review, Mr. Chapman reiterated that EDCI had sufficient grounds to terminate Klinger’s employment EDCI with Cause as a result of the Double Severance Payments, and also identified other significant deficiencies in Klinger’s performance.  Klinger and the Respondents thereafter began negotiations for a separation of his employment from the Respondents.  In connection with such negotiations, Klinger explicitly requested, as particular consideration to his benefit Respondents’ agreement not to terminate his employment with Cause, based on the Double Severance Payments.

●
Initial agreement is Reached.  On April 9, 2009, Mr. Chapman sent Klinger written correspondence defining key terms of a Separation Agreement (the “Proposed Separation Agreement”) that had been negotiated and agreed to verbally between the Respondents and Mr. Klinger on that date.  A material term of the Proposed Separation Agreement, as sought by Klinger, was the Respondents’ agreement not to terminate Mr. Klinger’s employment with Cause, based on the Double Severance Payments.

●
Klinger Confirms his Agreement by Email.  On April 9, 2009, Mr. Klinger sent Mr. Chapman written correspondence, in response to Mr. Chapman’s written correspondence dated April 9, 2009, indicating that Mr. Klinger had reviewed such written correspondence, and confirmed that the terms detailed in the Proposed Separation Agreement were “as agreed.”  See Klinger Termination With Cause 8-K Exhibit 99.25.

Ms. Marlea J. Applegate
May 6, 2009

Certainly, if there were any discriminatory animus towards Klinger, EDCI would not have agreed to waive its rights or to ease the way for Klinger to leave employment with the Respondents in good standing.  It would simply have terminated him for cause, as it was legitimately entitled to do.  Yet, in a demonstration of the truth of the adage that “no good deed goes unpunished,” EDCI’s agreement to give Klinger special consideration has been met with his current unfounded, never complained of, and spurious accusations of discrimination and retaliation.  In fact, Klinger is the only party engaging in acts of retaliation.

Klinger repudiates the Separation Agreement.  While EDCI believed the parties had reached a mutually satisfactory agreement concerning the termination of Klinger’s employment and was working with Klinger on final documentation thereof through the weekend, on Monday, April 13, Klinger repudiated the agreement before it could be consummated.

Klinger provides notice of his resignation for Good Reason.  Klinger sent a letter, dated April 13, 2009, to EDCI’s Board of Directors in which he baselessly asserted his right to resign for Good Reason (pursuant to the Klinger CFO Employment Agreement), if certain changes were not made within thirty days.  Klinger’s letter (See Klinger Termination With Cause 8-K Exhibit 99.27) asserted, in substance, that EDCI was in material breach of the Employment Agreement.  Notably, Klinger did not complain in his letter that he had been discriminated or retaliated against in any way, as a result of his age, or otherwise. He merely asserted that Mr. Chapman had changed his duties and responsibilities in various ways that allegedly breached the Employment Agreement.  Respondents have reviewed Klinger’s claims, and determined them to be invalid, baseless, spurious, or immaterial – by Klinger’s own descriptions – and thus they do not constitute valid grounds for Klinger to terminate his employment for Good Reason.

EDCI’s Board of Directors Terminates Klinger With Cause.  As a result of Klinger’s unsatisfactory job performance, and Klinger’s unwillingness to enter into a mutually acceptable separation agreement, EDCI had no choice but to terminate Klinger’s employment, which it did immediately.  On April 13, 2009, EDCI issued to Klinger a notice of the termination of his employment with Cause, subject to the approval of its Board of Directors.  See Klinger Termination With Cause 8-K Exhibit 99.28.  The Board approved the termination of Klinger’s employment with Cause, on April 14, 2009, based on the Double Severance Payments and six additional specific examples of deficiencies in Mr. Klinger’s work performance, as a result of which Klinger was not entitled to any severance payments or other benefits.  See Klinger Termination With Cause 8-K Exhibit 99.29 and 99.30.

Ms. Marlea J. Applegate
May 6, 2009

C.
Klinger Misstates the Facts in Claiming that Mr. Chapman Began to Curtail His Responsibilities and Duties, Limited His Communications and Reorganized the Office of the Chief Financial Officer In a Manner That Took Important Responsibilities Away From Him

Klinger states that, soon after he began reporting to Mr. Chapman on or about January 8, 2009 (in actuality, Mr. Chapman assumed the position of CEO of EDCI and EDC LLC on January 2, 2009), Mr. Chapman began to curtail Klinger’s responsibilities and duties, and exclude him from meetings and decision making, and limit his communications with bankers, outside auditors and investors.  Klinger further states that, on March 24, 2009, Mr. Chapman reorganized the Office of the CFO without Klinger’s input or consent, took important responsibilities away from Klinger and assigned them to his subordinate employees.

Again, the detailed chronology set forth in the Klinger Termination With Cause 8-K belies this spurious claim.  Instead, the record shows that Mr. Chapman and Mr. Bailey had extensive communications with Mr. Klinger throughout 2009 related to his performance and offered him many opportunities to improve his performance, and assistance in so doing.

In particular, Mr. Klinger simply misstates the facts with regard to Mr. Chapman’s decision to create an Office of the CFO.

●
The Creation of an Office of the CFO did not materially change any of Klinger’s responsibilities.  On March 24, 2009, Mr. Chapman sent written correspondence to Klinger, Michael D. Nixon, Corporate Controller for EDCI and Kyle E. Blue, Senior Manager, External Reporting and Investor Relations of EDCI, formalizing Mr. Chapman’s decision to create an Office of the CFO comprised of those three individuals.  In the email, Mr. Chapman stated that the duties of each member of the Office of the CFO would be “nearly identical” to those each individual had been performing prior the time of the creation of the Office.  See Klinger Termination With Cause 8-K Exhibit 99.23.

●
Mr. Chapman’s decision was made after and subject to conversations with Klinger.  Mr. Chapman’s email also stated that Mr. Chapman’s decision was made after conversations with all three of the members of the Office of the CFO, and further notes Mr. Chapman’s decision was “subject to those very conversations with you three.” See Klinger Termination With Cause 8-K Exhibit 99.23.

●
The email also specifically stated that Klinger’s responsibilities would be as follows: “CFO of EDCI/EDC, and head of the Office of the CFO:  oversee the entire finance group as a coordinated team that has divided tasks and responsibilities to ensure all internal and external financial and other related reporting, capital markets/creditor matters, and financial analysis are conducted expeditiously and correctly.” See Klinger Termination With Cause 8-K Exhibit 99.23.

Ms. Marlea J. Applegate
May 6, 2009

●
Mr. Klinger acknowledged and in no way or form disputed the above assertions.  On March 24, 2009, Mr. Klinger sent written correspondence, in response to Mr. Chapman’s March 24, 2009 written correspondence (see above), a) acknowledging receipt of this correspondence and b) that in no way or form disputed the assertion made by Mr. Chapman regarding these “nearly identical duties.”  See Klinger Termination With Cause 8-K Exhibit 99.23

II.	During His Employment, Klinger Never Complained About Discrimination

Klinger claims, as the basis for the alleged retaliation, that he complained to “the person responsible for human resources functions” and to unnamed “multiple management level employees” that the Respondents “were obviously getting rid of older and higher paid employees” and that Mr. Klinger “articulated this complaint repeatedly and to multiple management level employees of” the Respondents.

A.
EDCI Has Affidavits from the “Person Responsible for Human Resources Functions” Cited By Mr. Klinger and the 12 other Most Senior Management Level Employees of the Respondents Denying any Knowledge of the Above Claim

Mr. Klinger’s assertion that he made these complaints is simply false, further supporting Respondents’ view that the Charge of Discrimination is nothing more than an after-the-fact collection of baseless accusations of discrimination and retaliation. In fact, Klinger’s claim that he complained to management is unsupported by any evidence.  Therefore, the Company could not have retaliated against Klinger for any protected activity.

Exhibit E includes Affidavits from the following Directors and Employees of the Respondents, each stating that Mr. Klinger never articulated, or otherwise communicated, the above complaint to them.

i.	Clarke H. Bailey, Chairman of the Board of Directors of EDCI and EDC LLC and the Chairman and Interim Chief Executive Officer of EDC USA

ii.	Robert L. Chapman, Jr., Chief Executive Officer of EDCI and EDC LLC

iii.	Matthew K. Behrent, EVP Corporate Development and Legal Counsel for EDCI and EDC LLC

iv.	Roger J. Morgan, Executive Vice President of International Operations of EDC LLC (employed directly by EDC LLC’s Glenayre Electronics (UK) Ltd. Subsidiary)

Ms. Marlea J. Applegate
May 6, 2009

v.	Richard A. Friedman, EDCI’s Vice President for Audit and Compliance, who also was responsible for human resources functions in the US for the Respondents since 4Q2009

vi.	Michael D. Nixon, Corporate Controller for EDCI

vii.	Kyle E. Blue, Senior Manager, External Reporting and Investor Relations of EDCI

viii.	Michael Kosemund, Managing Director Finance & Administration for Entertainment Distribution Company GmbH, EDC LLC's Germany subsidiary

ix.	Dr. Bodo Wiechmann, Managing Director Factory for Entertainment Distribution Company GmbH, EDC LLC's German subsidiary

x.	Yorck Köhn, Managing Director Logistics for Entertainment Distribution Company GmbH, EDC LLC’s German subsidiary

xi.	Uwe Ilgenfritz-Donné, Managing Director Human Resources and Business and Legal Affairs for Entertainment Distribution Company GmbH, EDC LLC’s German subsidiary

xii.	Andrew Mark Lloyd Jones, Managing Director of EDC Blackburn Limited, EDC LLC’s U.K. Subsidiary

xiii.	Ian Kenneth Sumner Clark, Finance Director of EDC Blackburn Limited, EDC LLC’s U.K. Subsidiary

B.	Klinger’s Failure to Avail Himself Of EDCI’s Complaint Procedures, At Any Time During His Employment, Casts Serious Doubt On The Truthfulness of His Claims, and Defeats Them As A Matter Of Law

The unequivocal evidence is that EDCI always treated Klinger fairly and lawfully, and in compliance with its policies and procedures, including its equal employment opportunity policy, which is provided to all employees and strictly prohibits all forms of harassment, discrimination and retaliation on any basis.

●
The policy, entitled “Positive Work Environment,” is contained within EDCI’s employee handbook, “Standards of Business Conduct.”  Relevant excerpts are attached as Exhibit F.  The Positive Work Environment policy prohibits, among other things, discrimination on the basis of race, national origin, color, religion, sex, sexual preference, marital status, disability, veteran status, age, or any other protected category.  Exhibit F at 15, 19.  The policy also strictly prohibits unlawful harassment of any kind, including sexual harassment and slurs or jokes based on any protected class.  Id.

Ms. Marlea J. Applegate
May 6, 2009

●
The policy establishes a complaint and investigation procedure, and makes clear that the Respondents will investigate all complaints promptly and confidentially, and take all appropriate responsive measures, up to and including the termination of the employment of the perpetrator.  Id at 18-19. Finally, the policy prohibits retaliation against any employee who complains about discrimination, harassment or retaliation.  Id. At 19.

Klinger signed acknowledgements of the Standards of Business Conduct on February 28, 2007 and February 2, 2009, copies of which are attached as Exhibit G.  All members of the Respondents’ Board of Directors, all officers and all senior managers are required to sign an acknowledgment form indicated their understanding of these policies, and their agreement to comply with them in all respects.

Klinger failed to avail himself of any of the proscribed complaint procedures.  Pursuant to the complaint procedure, Klinger could have complained about any alleged discrimination or retaliation to his immediate supervisors, Mr. Bailey or Mr. Chapman; and to Mr. Richard Friedman, EDCI’s Vice President for Audit and Compliance, who also has been responsible for human resources functions in the US for the Respondents since 4Q2009; or, to the Hotline (which is monitored by Mr. Friedman).  As the affidavits set forth above attest,. Klinger did not make any such complaints.

Klinger’s failure to avail himself of EDCI’s complaint procedures (which he acknowledged in writing) at any time during his employment, casts serious doubt on the truthfulness of his claims, and defeats them as a matter of law.  See, e.g., Faragher v. City of Boca Raton, 118 S. Ct. 2275, 2292 (1998); Burlington Indus., Inc. v. Ellerth, 118 S. Ct. 2257, 2270 (1998); Fierro v. Saks Fifth Avenue, 13 F.Supp.2d 481, 491 (S.D.N.Y. 1998) (the rule set forth by the United States Supreme Court in Faragher and Burlington requires a Title VII plaintiff to “at least make reasonable efforts to seek redress for any perceived harassment through the employer before initiating a lawsuit in federal court”).

Klinger’s silence is telling: even though he knew of the complaint procedures, he did not complain of any discrimination against older and higher-paid employees (which he now claims was a “pattern” with the Respondents) when it allegedly occurred because, in fact, it did not occur.  It was only after Klinger’s employment was terminated, and the Respondents initiated its federal lawsuit against him, that Klinger decided to retaliate by creating after-the-fact accusations of discrimination and retaliation, and filing this baseless Charge.

Ms. Marlea J. Applegate
May 6, 2009

III.
There is No Evidence of Any Age Based Discrimination (Recent or Otherwise) by the Respondents – Respondents’ Decisions to Terminate or Reward Employees Are Based Solely on Performance and Other Legitimate Business Reasons

Klinger claims that his termination was part of a recent pattern in which the Respondents have terminated older employees with contractual rights to severance pay and benefits, but has wrongfully withheld payment of severance pay and benefits to those older employees.  He further claims: “While the company has been firing older workers and withholding severance pay and benefits, younger workers subject to termination have received severance pay and benefits”

This allegation is groundless.  Instead, the recent record – since September, 2008, when Mr. Klinger was promoted to CFO – demonstrates clearly that the Respondents have terminated employees without any consideration of age, either due to:

●	Cause or other performance deficiencies;

●	the closure of facilities or the elimination of positions; AND

●	To realign extended notice provisions in certain executive contracts based on the declining nature of EDC LLC’s business

At the same time, Respondents have rewarded performance, again without any consideration of age.

Immediately prior to Klinger’s promotion to CFO of EDCI on September 19, 2008, Respondents terminated the prior CFO based on his performance.  As stated in the 8-K accompanying that termination:  “On September 19, 2008, a) Mr. Copland’s employment with Entertainment Distribution Company, Inc., the wholly owned subsidiary of the Registrant, (the “Company”) was terminated effective immediately following a September 19, 2008 meeting of the Company’s Board of Directors, such meeting scheduled September 18, 2008 with the explicit purpose of determining whether to terminate Mr. Copland based on his performance; and b) Mr. Copland submitted a letter indicating his resignation from the Company.”  See Exhibit H hereto.  Again, performance, not age, was the sole factor considered by Respondents in that termination, and Mr. Copland made no mention of age discrimination in his purported resignation letter. At that time, Mr. Copland was 46.

Respondents paid contractual severance to employees subject to a mass layoff in accordance with the Severance Pay Policy, without any regard to age.

●
EDC LLC is in the business of manufacturing and distributing compact discs – primarily for music customers – an industry that has been facing serious economic challenges since early 2007.  Many of EDC LLC’s peers have gone out of business.  As a result, Respondents have spent two years struggling to find solutions that best benefit their employees, customers and shareholders.  The result of this was that, in a transaction that closed on December 31, 2008, EDC LLC and EDC USA sold substantially all of their assets to Sony DADC (the “Sony Transaction”).  While the Sony Transaction regrettably led to the loss of approximately 420 jobs, it also meant the continuation of approximately 300 jobs assumed by Sony DADC as a result of the sale and the ability of EDC USA to pay severance above and beyond the WARN Act notice provisions for those employees who did lose their jobs.  As a result of the Sony Transaction, EDC USA has no further operations, closed its North Carolina manufacturing facility, and laid off all of that facilities’ employees.  Out of approximately 420 employees provided notice of termination in connection with the Sony Transaction, EDC USA paid severance to all of the approximately 418 employees who met the conditions for receiving the severance, with an average age of 46 years, in accordance with the Severance Pay Policy described above.

Ms. Marlea J. Applegate
May 6, 2009

●	Out of the 420 employees terminated in accordance with the Sony Transaction, 19 were employees with ages of 29 or lower, including four with ages 21 or lower.

●
Out of the 420 employees terminated in accordance with the Sony Transaction, the average age of the 12 employees who received the Double Severance Payments to which Klinger had legally bound EDC USA without proper authorization were older than the overall average. The average age of the 12 employees that received the Double Severance Payments was 54 years.

●
Out of the 420 employees terminated in accordance with the Sony Transaction, one employee did not receive his contractual severance payments as his employment was terminated prior to his scheduled layoff.  The grounds for termination, as communicated by Mr. Chapman to this employee in an email dated February 26, 2009 (see Exhibit I, hereto), was breach of due care related to this employee’s reckless and false communications to certain employees of EDC LLC’s United Kingdom operations.  Mr. Lewis F. Whiteside, EDC Kings Mountain Director of Human Resources, agreed with the termination.  This employee was 46.  Again, performance, not age, was the sole factor considered by Respondents in that termination

●
Out of the 420 employees terminated in accordance with the Sony Transaction, one employee did not receive her contractual severance payments as she sought, without any right, additional severance payments above those provided for in the Severance Pay Policy. This employee was 48.  After EDC USA refused her request for additional severance this employee then filed, in December 2008, an EEOC charge for discrimination alleging that EDC USA discriminated and retaliated against her because of her sex in violation of Title VII of the Civil Rights Act of 1964 and New York State law.  It is interesting to note that her charge made no mention of any age-related discrimination.  EDC USA has filed a position statement in response to that charge, and believes that charge is wholly without merit, as her position was simply eliminated in connection with the Sony Transaction.

Ms. Marlea J. Applegate
May 6, 2009

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Respondents present the above facts specifically to refute Klinger’s claims that “while the company has been firing older workers and withholding severance pay and benefits, younger workers subject to termination have received severance pay and benefits.”  The facts of the layoffs resulting from the Sony Transaction show that Respondents honored their contractual severance obligations to all of the affected employees, regardless of age, who met the conditions for receiving the severance.  Further, Respondents complied with the obligations Klinger had legally bound them to (albeit without proper authorization), without regard to age.  It is particularly ironic, in light of Klinger’s allegations, that the average age of the employees who so benefited is older than the overall averages..

In January 2009, Respondents terminated Thomas Costabile (“Mr. Costabile”), EDC LLC’s President and Chief Operating Officer, with “cause” under Mr. Costabile’s employment contract.  As with Klinger, a comprehensive chronology of the events leading to Costabile’s termination was publicly filed with the SEC on February 2, 2009 and can be accessed by the EEOC via this shortcut link: http://tinyurl.com/c6cb9t (this link redirects directly to the SEC website).  Similar to Mr. Klinger, Mr. Costabile also alleged that he had grounds to terminate his employment – and receive severance in accordance with his employment agreement.  Mr. Costabile was 55 at the time of his separation.  Mr. Costabile and the Respondents ultimately signed a separation agreement and general release of claims on February 9, 2009, following weeks of discussions and detailed negotiations, during which time Mr. Costabile never raised any issues of age-related discrimination.  Again, performance, not age, was the sole factor considered by Respondents in that termination.

Respondents have sought to realign extended termination notice provisions in certain executive contracts based on the declining nature of EDC LLC’s business.  EDC LLC’s business, the manufacturing and distribution of music CDs and DVDs, is an industry in secular decline, with a rate of decline that cannot be predicted.  As a result, EDC LLC has been engaged in restructurings that include facility closings and personnel lay-offs, and will most likely need to continue downsizing its operations and its employee base as the industry continues to decline.  Respondents also believe in the importance of linking compensation to performance.  Certain executives of EDC LLC’s European subsidiaries had contracts that required 9 month or 12 month notice periods prior to their termination by EDC LLC without cause.  These long notice periods clearly limited EDC LLC’s ability to respond to future industry declines.  Accordingly, EDC LLC has sought to maintain its flexibility in responding to such declines by serving termination notices – the employer’s express right under the contracts – to those executives.  Those executives continue to work for EDC LLC’s European subsidiaries, and Respondents have commenced discussions with those executives with regard to new terms of employment to commence upon the expiration of the notice period.

Ms. Marlea J. Applegate
May 6, 2009

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In January 2009, Respondents provided such notice of termination to Mr. Roger J. Morgan, (“Mr. Morgan”), EDC LLC’s Executive Vice President of International Operations.  Mr. Morgan is 44.  As described above, Respondents provided such notice to maintain its flexibility in responding to future industry decline rates, not based on age.  Respondents further note that, in Mr. Morgan’s affidavit (See Exhibit E above), Mr. Morgan specifically notes that while Mr. Klinger “did converse with me regarding the notices of termination of employment issued to the four EDC GmbH Managing Directors [Described below] and myself”, “Age was not mentioned in the discussions that took place.” (emphasis added)

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In March 2009, Respondents provided similar notices of termination to the four most senior employees (the “Managing Directors”) of EDC LLC’s German operations.  In considering these notices, EDCI’s Compensation Committee expressly considered a) the fact that such employees’ salaries had been increasing while core measures of profitability of the operations they manage had been decreasing and b) the disparity between the salaries of the Managing Directors and the salaries of their top managers in their departments. See Exhibit J hereto.  One of the four Managing Directors is 46, the other three are 54.  Again, Respondents made decisions on compensation and continued employment based on performance and the need to maintain flexibility in a declining industry, not age, and clearly abided by their contractual commitments in doing so.

 Respondents have continued to reward performance, again without any consideration of age.

●	On December 15, 2008, Mr. Friedman, age 55, received a 10% raise, from $156,000 to $172,000 per year. The increase was provided in connection with his prior work and taking on new responsibilities.

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On March 10, 2009, Mr. Bailey’s 2009 salary was set at $250,000 per year, a decrease from his salary as Interim Chief Executive Officer of EDCI, but a 9% increase from his prior salary as non-executive Chairman.  The increase was provided in connection with Mr. Bailey returning to his position as non-executive Chairman of EDCI, EDC LLC and EDC USA, and in recognition of his continued involvement. Mr. Bailey is 54.

Ms. Marlea J. Applegate
May 6, 2009

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In April, 2009, Mr. Friedman and Mr. Bailey were also the only recipients of performance bonuses for their efforts in connection with the Sony Transaction.  Mr. Friedman received $10,000, and Mr. Bailey received $50,000.  Mr. Behrent, who was also heavily involved in the Sony Transaction, age 38, did not receive any such bonus.

Finally, Klinger claims that Respondents “effectively replaced me with a twenty-eight year old former subordinate employee” – this statement is simply untrue. As described above in Section I.C., the formalization of the creation of the Officer of the CFO left Mr. Klinger, along with Mr. Blue and Mr. Nixon, with “nearly-identical duties” as they already performed.   Finally, it is worth noting that neither Mr. Nixon or Mr. Blue is twenty-eight, the age of the “former subordinate” Klinger claims Respondents effectively replaced him with.  In fact, Mr. Blue is 30, and Mr. Nixon is 44.

IV.	Conclusion

Klinger’s conclusory allegation that the Respondents discriminated against him because of his age or in retaliation for his complaints of age discrimination is an after-the-fact accusation without factual support.  In contrast, Respondents have provided extensive factual support supporting their counter-arguments that:

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Respondents had legitimate, non-discriminatory grounds for terminating Mr. Klinger’s employment, including with Cause in connection with the Double Severance Payments and other identified deficiencies in Mr. Klinger’s work performance.

●	Respondents have no knowledge of any complaints made by Mr. Klinger related to age discrimination.

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Klinger’s failure to avail himself of EDCI’s complaint procedures (which he acknowledged in writing) at any time during his employment, casts serious doubt on the truthfulness of his claims, and defeats them as a matter of law

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There is no evidence of any age based discrimination (recent or otherwise) by the Respondents – respondents decisions to terminate or reward employees are based solely on performance and other legitimate business reasons

Ms. Marlea J. Applegate
May 6, 2009

The evidence described above is overwhelming that, at all times, EDCI treated Klinger fairly and lawfully.  Accordingly, Klinger’s Charge should be dismissed in its entirety, and a finding of no probable cause issued.

Respectfully,

/s/ Ann L. Moscow

Ann L. Moscow

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